Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for Face Print Global Solutions, Inc., of our report dated April 30, 2005, relating to the March 31, 2005 financial statements of Face Print Global Solutions, Inc.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah

January 11, 2006